Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Monique N. Dolecki, Investor Relations - 201-847-5378
Kristen Cardillo, Corporate Communications - 201-847-5657

BD ANNOUNCES RESULTS FOR 2019 FIRST FISCAL QUARTER;
REAFFIRMS FISCAL 2019 GUIDANCE

•	As reported, revenues of $4.160 billion increased 35.1 percent.

•	On a comparable, currency-neutral basis, revenues increased 5.2 percent.

•	As reported, diluted earnings per share of $2.05 increased 369.7 percent.

•	As adjusted, diluted earnings per share of $2.70 increased 8.9 percent, or 14.9 percent on a currency-neutral basis.

•	The company reaffirms its full fiscal year 2019 revenue and adjusted diluted earnings per share guidance.

Franklin Lakes, NJ (February 5, 2019) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today reported quarterly revenues of $4.160 billion for the first fiscal quarter ended December 31, 2018. This represents an increase of 35.1 percent from the prior-year period, which is primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis, revenues increased 5.2 percent over the prior-year period.

“We are very pleased with our strong start to fiscal year 2019. As noted in our pre-announcement, results were better than expected across all three segments,” said Vincent A. Forlenza, Chairman and CEO.  “It is evident that the combination of BD and C. R. Bard is delivering value to customers, patients and shareholders around the world.”

First Quarter Fiscal 2019 Operating Results
As reported, diluted earnings per share for the first quarter were $2.05, compared with $(0.76) in the prior-year period. This represents an increase of 369.7 percent and is primarily due to the gain on the sale of the Advanced Bioprocessing business, and net expense related to U.S. tax reform in the prior-year period. Adjusted diluted earnings per share were $2.70, compared with $2.48 in the prior-year period. This represents an increase in adjusted diluted earnings per share of 8.9 percent, or 14.9 percent on a currency-neutral basis.

Segment Results
In the BD Medical segment, as reported, worldwide revenues for the quarter of $2.135 billion increased 15.3 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis, BD Medical revenues increased 5.2 percent over the prior-year period. The segment’s results were driven by strong performance in the Medication Management Solutions and Pharmaceutical Systems units.

In the BD Life Sciences segment, as reported, worldwide revenues for the quarter were $1.056 billion. This represents an increase of 1.0 percent over the prior-year period. On a comparable, currency-neutral basis that excludes the revenues associated with the divested Advanced Bioprocessing business, BD Life Sciences revenues of $1.047 billion increased 4.7 percent over the prior-year period. Revenue growth was primarily driven by strong performance in the Preanalytical Systems unit.

In the BD Interventional segment, as reported, worldwide revenues for the quarter were $0.970 billion. On a comparable, currency-neutral basis, revenues increased 5.7 percent over the prior-year period. The segment's results reflect strong performance in the Surgery and Urology and Critical Care units. Growth in the Peripheral Intervention unit reflects a tough comparison to the prior-year period.

Geographic Results
As reported, first quarter revenues in the U.S. of $2.387 billion increased 44.1 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable basis, U.S. revenues increased 6.0 percent over the prior-year period. Growth in the U.S. was driven by strong performance from all three segments.

As reported, revenues outside of the U.S. of $1.773 billion increased 24.6 percent from the prior-year period, primarily due to the acquisition of C. R. Bard. On a comparable, currency-neutral basis, revenues outside of the U.S. increased 4.1 percent over the prior-year period. International revenue growth was driven by strong performance in China and the rest of Asia, as well as Latin America.

Fiscal 2019 Outlook for Full Year
The company reaffirms previously issued fiscal year 2019 revenue and adjusted diluted earnings per share guidance.

As reported, the company expects full fiscal year 2019 revenues to increase 8.5 to 9.5 percent, primarily due to the C. R. Bard acquisition. The company estimates full fiscal year 2019 revenues will increase 5.0 to 6.0 percent on a comparable, currency-neutral basis.

The company expects adjusted diluted earnings per share to be between $12.05 and $12.15, resulting in growth of approximately 13.0 to 14.0 percent on a currency-neutral basis. This represents growth of approximately 10.0 percent, including the estimated unfavorable impact of foreign currency, over fiscal 2018 adjusted diluted earnings per share of $11.01.

Estimated adjusted diluted earnings per share for fiscal 2019 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP earnings guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD's financial performance.

Conference Call Information
A conference call regarding BD’s first quarter results will be broadcast live on BD’s website, www.bd.com/investors, along with related slides, at 8:00 a.m. (ET) Tuesday, February 5, 2019. The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-585-8367 (domestic) and 1-404-537-3406 (international) through the close of business on Tuesday, February 12, 2019, confirmation number 7064558.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

All “comparable” basis revenue growth rates relating to fiscal year 2019 presented throughout this release include, where applicable, the results of C. R. Bard, Inc. (“Bard”) in the prior-year period, and also include adjustments for certain items as detailed in the attached tables. Beginning in the second quarter of fiscal year 2018, the Company's organizational structure was based upon three principal business segments: BD Medical (“Medical”), BD Life Sciences (“Life Sciences”) and BD Interventional ("Interventional"). The Interventional segment was added upon the Company's completion of its acquisition of Bard, and this new segment includes the majority of Bard’s product offerings and certain product offerings that were previously reported in the Medical segment. Certain of Bard's product offerings are included under the Company's Medical segment, specifically within the new Medication Delivery Solutions unit, which was formerly the Medical segment's Medication and Procedural Solutions unit. Prior-year amounts have been revised to reflect the movement of certain product offerings that were previously reported in the Medical segment and that are now reported in the Interventional segment, as discussed above. Current and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments (including the non-cash amortization of acquisition-related intangible assets); integration, restructuring and transaction costs; and the loss on debt extinguishment. We also provide these measures on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. Reconciliations of these amounts to the most directly comparable GAAP measures are included in the tables at the end of this release.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of healthcare by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for healthcare providers. BD and its 65,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians' care delivery process, enable laboratory scientists to accurately detect disease and advance researchers' capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to healthcare. In 2017, BD welcomed C. R. Bard and its products into the BD family. For more information on BD, please visit bd.com.

***
This press release, including the section entitled “Fiscal 2019 Outlook for Full Year”, contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s performance, including future revenues and earnings per share.  All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties.  Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement.  With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially.  These factors include, but are not limited to: risks relating to the integration of the C.R. Bard operations, products and employees into BD and the possibility that the anticipated synergies and other benefits of the proposed acquisition will not be realized or will not be realized within the expected timeframe; new or changing laws and regulations impacting our business (including the imposition of tariffs or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials and in BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. healthcare system, potential cuts in governmental healthcare spending or measures to contain healthcare costs, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations, the demand for our products and services, utilization rates or otherwise, or our suppliers’ ability to provide products needed for our operations; our ability to successfully integrate any businesses we acquire; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; interruptions in our supply chain or manufacturing processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; product efficacy or safety concerns resulting in product recalls or actions being taken by the FDA or other regulators; uncertainties of litigation (as described in BD’s filings with the Securities and Exchange Commission); future healthcare reform outside the U.S., including changes in government pricing and reimbursement policies or other cost containment reforms; and issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission.  We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended December 31,
	2018	2017	% Change
REVENUES	$4,160	$3,080	35.1

Cost of products sold	2,187	1,527	43.2
Selling and administrative expense	1,073	773	38.9
Research and development expense	258	191	34.8
Acquisitions and other restructurings	91	354	(74.4)
Other operating income, net	(335)	—	100.0
TOTAL OPERATING COSTS AND EXPENSES	3,273	2,845	15.1
OPERATING INCOME	888	235	277.3

Interest expense	(171)	(158)	7.7
Interest income, net	(12)	44	(128.3)
Other income (expense), net	10	(16)	163.6
INCOME BEFORE INCOME TAXES	714	105	580.7
Income tax provision	115	241	(52.4)
NET INCOME (LOSS)	599	(136)	539.3
Preferred stock dividends	(38)	(38)	—
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS	$562	$(174)	422.1

EARNINGS PER SHARE
Basic Earnings (Loss) per Share	$2.09	$(0.76)	375.0
Diluted Earnings (Loss) per Share	$2.05	$(0.76)	369.7

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	269,035	230,038
Diluted	274,256	230,038

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	December 31, 2018	September 30, 2018
	(Unaudited)
ASSETS
Cash and equivalents	$943	$1,140
Restricted cash	98	96
Short-term investments	5	17
Trade receivables, net	2,216	2,319
Inventories	2,522	2,451
Assets held for sale	—	137
Prepaid expenses and other	1,157	1,251
TOTAL CURRENT ASSETS	6,941	7,411
Property, plant and equipment, net	5,362	5,375
Goodwill and other intangibles, net	39,567	40,041
Other Assets	1,062	1,078
TOTAL ASSETS	$52,932	$53,904
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$3,254	$2,601
Other current liabilities	3,891	4,615
Long-term debt	17,817	18,894
Long-term employee benefit obligations	805	1,056
Deferred income taxes and other	5,762	5,743
Shareholders’ equity	21,404	20,994
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$52,932	$53,904

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Three Months Ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net income (loss)	$599	$(136)
Depreciation and amortization	563	291
Change in operating assets and liabilities and other, net	(918)	166
NET CASH PROVIDED BY OPERATING ACTIVITIES	245	320
INVESTING ACTIVITIES
Capital expenditures	(167)	(178)
Acquisitions of businesses, net of cash acquired	—	(14,900)
Proceeds from divestitures, net	476	—
Other, net	(9)	(125)
NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES	299	(15,203)
FINANCING ACTIVITIES
Change in credit facility borrowings	50	—
Proceeds from long-term debt and term loans	—	2,250
Payments of debt and term loans	(453)	—
Dividends paid	(245)	(210)
Other, net	(86)	(101)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(734)	1,938
Effect of exchange rate changes on cash and equivalents and restricted cash	(5)	2
NET DECREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(195)	(12,943)
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	1,236	14,179
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$1,042	$1,236

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended December 31,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2018	2017	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$520	$370	40.5
Medication Management Solutions	506	471	7.5
Diabetes Care	145	146	(0.5)
Pharmaceutical Systems	68	54	26.8
TOTAL	$1,239	$1,040	19.1

BD LIFE SCIENCES
Preanalytical Systems	$201	$184	8.8
Diagnostic Systems	175	167	5.2
Biosciences	108	108	(0.2)
TOTAL	$484	$459	5.4

BD INTERVENTIONAL
Surgery (a)	$275	$152	NM
Peripheral Intervention (a)	191	5	NM
Urology and Critical Care	197	—	NM
TOTAL	$664	$157	NM

TOTAL UNITED STATES	$2,387	$1,657	44.1

(a)The presentation of prior-period amounts reflects a reclassification of $157 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$438	$372	$(20)	17.7	23.0
Medication Management Solutions	118	116	(3)	1.1	3.8
Diabetes Care	129	132	(5)	(2.2)	1.5
Pharmaceutical Systems	212	192	(4)	10.5	12.6
TOTAL	$896	$811	$(32)	10.4	14.3

BD LIFE SCIENCES
Preanalytical Systems	$192	$191	$(9)	0.8	5.4
Diagnostic Systems	207	214	(7)	(3.6)	(0.2)
Biosciences	173	181	(5)	(4.3)	(1.6)
TOTAL	$572	$586	$(21)	(2.4)	1.2

BD INTERVENTIONAL
Surgery (a)	$73	$25	$(2)	NM	NM
Peripheral Intervention (a)	145	1	(5)	NM	NM
Urology and Critical Care	88	—	(2)	NM	NM
TOTAL	$306	$26	$(9)	NM	NM

TOTAL INTERNATIONAL	$1,773	$1,423	$(62)	24.6	28.9

(a)The presentation of prior-period amounts reflects a reclassification of $26 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2018	2017	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$958	$742	$(20)	29.1	31.7
Medication Management Solutions	624	587	(3)	6.2	6.7
Diabetes Care	274	277	(5)	(1.3)	0.5
Pharmaceutical Systems	280	245	(4)	14.0	15.7
TOTAL	$2,135	$1,852	$(32)	15.3	17.0

BD LIFE SCIENCES
Preanalytical Systems	$393	$375	$(9)	4.7	7.1
Diagnostic Systems	382	381	(7)	0.2	2.1
Biosciences	281	289	(5)	(2.8)	(1.1)
TOTAL	$1,056	$1,045	$(21)	1.0	3.0

BD INTERVENTIONAL
Surgery (a)	$348	$177	$(2)	NM	NM
Peripheral Intervention (a)	337	6	(5)	NM	NM
Urology and Critical Care	285	—	(2)	NM	NM
TOTAL	$970	$183	$(9)	NM	NM

TOTAL REVENUES	$4,160	$3,080	$(62)	35.1	37.1

(a)The presentation of prior-period amounts reflects a reclassification of $183 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - UNITED STATES
Three Months Ended December 31,
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I=(C-H)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported (b)	Bard Q1 (c)	Intercompany Adjustment (d)	Divestiture Adjustments (a)	Comparable	Comparable % Change
	2018		2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (b)	$520	$—	$520	$370	$145	$(3)	$—	$512	1.6
Medication Management Solutions	506	—	506	471	—	—	—	471	7.5
Diabetes Care	145	—	145	146	—	—	—	146	(0.5)
Pharmaceutical Systems	68	—	68	54	—	—	—	54	26.8
TOTAL	$1,239	$—	$1,239	$1,040	$145	$(3)	$—	$1,182	4.8

BD LIFE SCIENCES
Preanalytical Systems	$201	$—	$201	$184	$—	$—	$—	$184	8.8
Diagnostic Systems	175	—	175	167	—	—	—	167	5.2
Biosciences	108	(4)	105	108	—	—	(10)	98	6.4
TOTAL	$484	$(4)	$480	$459	$—	$—	$(10)	$449	6.9

BD INTERVENTIONAL
Surgery (b)	$275	$—	$275	$152	$105	$—	$(10)	$247	11.3
Peripheral Intervention (b)	191	—	191	5	188	—	—	193	(0.6)
Urology and Critical Care	197	—	197	—	177	—	—	177	11.5
TOTAL	$664	$—	$664	$157	$470	$—	$(10)	$617	7.6

TOTAL UNITED STATES	$2,387	$(4)	$2,383	$1,657	$614	$(3)	$(20)	$2,248	6.0

(a)
The amounts for the quarters ended December 31, 2018 and 2017 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the quarter ended December 31, 2017 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(b)	Reflects a reclassification of $157 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(c)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(d)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - INTERNATIONAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G=D+E+F	H	I=(C-G-H)/G
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported (b)	Bard Q1 (c)	Divestiture Adjustments (a)	Comparable	FX Impact (d)	FXN % Change
	2018		2018	2017	2017		2017
BD MEDICAL
Medication Delivery Solutions (b)	$438	$—	$438	$372	$68	$—	$440	$(22)	4.3
Medication Management Solutions	118	—	118	116	—	—	116	(3)	3.8
Diabetes Care	129	—	129	132	—	—	132	(5)	1.8
Pharmaceutical Systems	212	—	212	192	—	—	192	(4)	12.6
TOTAL	$896	$—	$896	$811	$68	$—	$880	$(34)	5.7

BD LIFE SCIENCES
Preanalytical Systems	$192	$—	$192	$191	$—	$—	$191	$(11)	6.3
Diagnostic Systems	207	—	207	214	—	—	214	(9)	0.8
Biosciences	173	(5)	168	181	—	(10)	171	(6)	2.0
TOTAL	$572	$(5)	$567	$586	$—	$(10)	$576	$(26)	3.0

BD INTERVENTIONAL
Surgery (b)	$73	$—	$73	$25	$49	$(2)	$71	$(2)	5.4
Peripheral Intervention (b)	145	—	145	1	146	—	147	(5)	2.2
Urology and Critical Care	88	—	88	—	90	—	90	(2)	(1.0)
TOTAL	$306	$—	$306	$26	$285	$(2)	$309	$(9)	2.0

TOTAL INTERNATIONAL	$1,773	$(5)	$1,768	$1,423	$353	$(12)	$1,764	$(69)	4.1

(a)
The amounts for the quarters ended December 31, 2018 and 2017 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the quarter ended December 31, 2017 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(b)	Reflects a reclassification of $26 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(c)	Amounts represent revenues for the quarter ended December 31, 2017.

(d)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended December 31, 2018.  The total foreign currency translation impact above includes $7 million that was calculated by comparing local currency revenues in Argentina for the quarter ended December 31, 2018, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO COMPARABLE REVENUE CHANGE - TOTAL
Three Months Ended December 31, (continued)
(Unaudited; Amounts in millions)

	A	B	C=A+B	D	E	F	G	H=D+E+F+G	I	J=(C-H-I)/H
	BD Reported	Divestiture Adjustments (a)	Comparable	BD Reported (b)	Bard Q1 (c)	Intercompany Adjustment (d)	Divestiture Adjustments (a)	Comparable	FX Impact (e)	FXN % Change
	2018		2018	2017	2017			2017
BD MEDICAL
Medication Delivery Solutions (b)	$958	$—	$958	$742	$213	$(3)	$—	$952	$(22)	2.9
Medication Management Solutions	624	—	624	587	—	—	—	587	(3)	6.7
Diabetes Care	274	—	274	277	—	—	—	277	(5)	0.6
Pharmaceutical Systems	280	—	280	245	—	—	—	245	(4)	15.7
TOTAL	$2,135	$—	$2,135	$1,852	$213	$(3)	$—	$2,062	$(34)	5.2

BD LIFE SCIENCES
Preanalytical Systems	$393	$—	$393	$375	$—	$—	$—	$375	$(11)	7.6
Diagnostic Systems	382	—	382	381	—	—	—	381	(9)	2.7
Biosciences	281	(9)	273	289	—	—	(20)	269	(6)	3.6
TOTAL	$1,056	$(9)	$1,047	$1,045	$—	$—	$(20)	$1,025	$(26)	4.7

BD INTERVENTIONAL
Surgery (b)	$348	$—	$348	$177	$153	$—	$(12)	$318	$(2)	10.0
Peripheral Intervention (b)	337	—	337	6	334	—	—	340	(5)	0.6
Urology and Critical Care	285	—	285	—	267	—	—	267	(2)	7.3
TOTAL	$970	$—	$970	$183	$755	$—	$(12)	$925	$(9)	5.7

TOTAL REVENUES	$4,160	$(9)	$4,152	$3,080	$968	$(3)	$(33)	$4,012	$(69)	5.2

(a)
The amounts for the quarters ended December 31, 2018 and 2017 include adjustments for BD's divestiture of its Advanced Bioprocessing business. The amounts for the quarter ended December 31, 2017 also include adjustments for BD's divestitures of its soft tissue core needle biopsy product line and Bard's divestiture of its Aspira® product line.

(b)	Reflects a reclassification of $183 million associated with the movement, effective on January 1, 2018, of certain product offerings from the Medical segment to the Interventional segment.

(c)
Amounts represent revenues for the quarter ended December 31, 2017. BD reported a Gore royalty amount, which was previously reported as revenues by Bard, as non-operating income in the current-year period.

(d)
Represents the elimination of revenues from the Medication Delivery Solutions unit which BD previously recognized from Bard as third-party revenues and that would be treated as intercompany revenues in the current-year period.

(e)
Under U.S. generally accepted accounting principles and as a result of Argentina’s highly inflationary economy, the functional currency of the Company's operations in Argentina was the U.S. dollar for the quarter ended December 31, 2018.  The total foreign currency translation impact above includes $7 million that was calculated by comparing local currency revenues in Argentina for the quarter ended December 31, 2018, translated using the prior-period exchange rate, to the reported U.S. dollar revenues for this same period.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended December 31,
	2018	2017	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings (Loss) per Share	$2.05	$(0.76)	$2.81	$(0.14)	$2.95	369.7%	388.2%
Purchase accounting adjustments ($379 million and $135 million pre-tax, respectively) (1)	1.38	0.59		—
Restructuring costs ($41 million and $236 million pre-tax, respectively) (2)	0.15	1.03		—
Integration costs ($73 million and $74 million pre-tax, respectively) (2)	0.27	0.32		—
European regulatory initiative-related costs ($5 million pre-tax) (3)	0.02	—		—
Transaction costs ($1 million and $44 million pre-tax, respectively) (2)	—	0.19		—
Net impact of gain on sale of business ($(335) million pre-tax) (4)	(1.22)	—		—
Financing impacts ($50 million pre-tax) (5)	—	0.22		—
Hurricane recovery costs ($7 million pre-tax)	—	0.03		—
Dilutive impact (6)	—	0.28		—
Impact of tax reform and income tax benefit of special items ($17 million and $135 million, respectively) (7)	0.06	0.59		—
Adjusted Diluted Earnings per Share	$2.70	$2.48	$0.22	$(0.15)	$0.37	8.9%	14.9%

(1)	Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.

(2)	Represents restructuring, integration and transaction costs associated with acquisitions.

(3)
Represents initial costs required to develop processes and systems to comply with emerging regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").

(4)	Represents the pre-tax gain recognized during the period related to BD's sale of its Advanced Bioprocessing business.

(5)	Represents financing impacts associated with the Bard acquisition.

(6)
Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 218,997.

(7)	The amounts for the three months ended December 31, 2018 and 2017 reflect additional tax expense, net, of $51 million and $270 million, respectively, relating to new U.S. tax legislation.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2019 OUTLOOK RECONCILIATION

	FY2018	FY2019 Outlook
	Revenues	% Change	FX Impact	% Change FXN

BDX Revenue	$15,983	8.5% to 9.5%	~2.0%	10.5% to 11.5%

Comparable Revenue Growth
	BD Including Bard
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable

BDX As Reported Revenue	$15,983
Bard Q1	968
Intercompany Adjustment	(3)
Divestiture Adjustment (1)(2)	(124)
BDX NewCo Comparable Revenue	$16,824	5.0% to 6.0%

FXN - Foreign Currency Neutral

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2019 OUTLOOK RECONCILIATION (continued)
	FY2018	FY2019 Outlook
	Revenues	% Change FXN Comparable
BD Medical As Reported Revenue	$8,616
Bard Q1	213
Intercompany Adjustment	(3)
BD Medical Comparable Revenue	8,826	5.0% to 6.0%

BD Life Sciences As Reported Revenue	$4,330
Divestiture Adjustment (1)	(106)
BD Life Sciences Comparable Revenue	$4,224	4.0% to 5.0%

BD Interventional as Reported Revenue	$3,037
Bard Q1	755
Divestiture Adjustment (2)	(18)
BD Interventional Comparable Revenue	$3,774	6.0% to 7.0%

FXN - Foreign Currency Neutral
(1) Excludes the impact from the divestiture of BD's Advanced Bioprocessing business.
(2) Excludes the impact from the divestitures of BD's soft tissue core needle biopsy product line and Bard's Aspira product line of tunneled home drainage catheters and accessories.

BECTON DICKINSON AND COMPANY SUPPLEMENTAL INFORMATION FY 2019 OUTLOOK RECONCILIATION (continued)
		FY2019 Outlook
	Full Year FY2018	Full Year FY2019 Outlook	% Increase
Reported Fully Diluted Earnings per Share	$0.60
Purchase accounting adjustments ($1.733 billion pre-tax) (1)	6.55
Restructuring costs ($344 million pre-tax) (2)	1.30
Integration costs ($344 million pre-tax) (2)	1.30
Transaction costs ($56 million pre-tax) (3)	0.21
Financing impacts ($49 million pre-tax) (4)	0.19
Hurricane recovery costs ($17 million pre-tax)	0.07
Losses on debt extinguishment ($16 million pre-tax) (5)	0.06
Net impact of gain on sale of investment and asset impairments ($(151) million pre-tax) (6)	(0.57)
Dilutive Impact (7)	0.30
Impact of tax reform and income tax benefit of special items ($265 million) (8)	1.00
Adjusted Fully Diluted Earnings per Share	$11.01	$12.05 to 12.15	~10%

Estimated FX Impact			~3.5%

Adjusted FXN Growth			13% - 14%
FXN - Foreign Currency Neutral

(1) Includes adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt. The amount in 2018 also included a fair value step-up adjustment of $478 million recorded relative to Bard's inventory on the acquisition date.
(2)   Represents restructuring and integration costs associated with the Bard and CareFusion acquisitions, as well as restructuring costs associated with other portfolio rationalization initiatives.
(3)   Represents transaction costs primarily associated with the Bard acquisition.
(4)  Represents financing impacts associated with the Bard acquisition.
(5) Represents losses recognized upon the extinguishment of certain long-term senior notes.
(6)   Represents the net amount recognized in the period related to BD's sale of its non-controlling interest in Vyaire Medical, partially offset by $81 million of charges recorded to write down the carrying value of certain intangible and other assets in the Biosciences unit as well as $58 million of charges to write down the value of fixed assets primarily in the Diabetes Care unit.
(7)   Represents the dilutive impact of BD shares issued in May 2017, in anticipation of the Bard acquisition and BD shares issued as consideration transferred to acquire Bard. The adjusted diluted average shares outstanding (in thousands) was 260,758.
(8) Includes additional tax expense, net, of $640 million relating to new U.S. tax legislation.